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                                                                       EXHIBIT 1



                               24,000,000 SHARES


                           TD WATERHOUSE GROUP, INC.

                                  COMMON STOCK

                 U.S. AND INTERNATIONAL UNDERWRITING AGREEMENT



                                                                   June 22, 1999


 Credit Suisse First Boston Corporation
 TD Securities (USA) Inc.
 As Representatives of the several U.S. Underwriters,
 c/o    Credit Suisse First Boston Corporation ("CSFBC"),
        Eleven Madison Avenue,
        New York, N.Y. 100103629

 Credit Suisse First Boston (Europe) Limited
 THE TORONTO-DOMINION BANK
 As Representatives of the several Managers
 c/o    Credit Suisse First Boston (Europe) Limited ("CSFBL")
        One Cabot Square
        London, England E14 4QJ


Dear Sirs:

     1. Introductory. TD Waterhouse Group, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters (as defined below) 32,000,000 shares of its Common Stock (the "SECURITIES"). It is understood that, subject to the conditions hereinafter stated: (a) 20,800,000 shares of Securities (the "U.S. FIRM SECURITIES") will be sold to the several U.S. Underwriters named in Schedule A hereto (the "U.S. UNDERWRITERS") in connection with the offering (the "U.S. OFFERING") and sale of such U.S. Firm Securities in the United States to United States Persons (as such terms are defined in the Agreement Among U.S. Underwriters, Canadian Underwriters and Managers of even date herewith) and (b) 3,200,000 shares of Securities (the "INTERNATIONAL FIRM SECURITIES") will be sold to the several Managers named in Schedule B hereto (the "MANAGERS") in connection with the offering (the "INTERNATIONAL OFFERING") and sale of such International Firm Securities outside the United States and Canada to persons other than United States and Canadian Persons. It is understood that the Company is concurrently entering into a Canadian Underwriting Agreement, dated the date hereof (the "CANADIAN UNDERWRITING AGREEMENT"), with Credit Suisse First Boston Securities Canada Inc. ("CSFBSCI") and TD Securities Inc. ("TD SECURITIES"), and the other Canadian Underwriters named therein (the "CANADIAN UNDERWRITERS"), relating to the concurrent offering (the "CANADIAN OFFERING") and sale of 8,000,000 shares of Securities (the "CANADIAN FIRM SECURITIES") in Canada to Canadian Persons. CSFBC and TD Securities (USA) Inc. shall act as the representatives (the "U.S. REPRESENTATIVES") of the several U.S. Underwriters, CSFBL and The Toronto-Dominion Bank shall act as the representatives (the "INTERNATIONAL REPRESENTATIVES") of the several Managers and CSFBSCI and TD Securities shall act as the representatives (the "CANADIAN REPRESENTATIVES" and, together with the U.S. Representatives and the International Representatives, the "REPRESENTATIVES") of the several Canadian Underwriters. The U.S. Underwriters, the Canadian Underwriters and the Managers are hereinafter collectively referred to as the "UNDERWRITERS ".

     In addition, as set forth below the Company proposes to issue and sell:
(a) to the U.S. Underwriters, at the option of the U.S. Representatives, an aggregate of not more than 3,120,000 additional shares of Securities (the "U.S. OPTIONAL SECURITIES"), and (b) to the Managers, at the option of the U.S. Representatives, an aggregate of not more than 480,000 additional shares of Securities (the "INTERNATIONAL

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OPTIONAL SECURITIES").  It is understood that, pursuant to the Canadian
Underwriting Agreement, the Company proposes to issue and sell to the Canadian Underwriters, at the option of the U.S. Representatives, an aggregate of not more than 1,200,000 additional shares of Securities (the "CANADIAN OPTIONAL SECURITIES").

     The U.S. Firm Securities and the U.S. Optional Securities are hereinafter called the "U.S. SECURITIES"; the International Firm Securities and the International Optional Securities are hereinafter called the "INTERNATIONAL SECURITIES"; the Canadian Firm Securities and the Canadian Optional Securities are hereinafter called the "CANADIAN SECURITIES"; the U.S. Firm Securities, the International Firm Securities and the Canadian Firm Securities are hereinafter called the "FIRM SECURITIES"; the U.S. Optional Securities, the International Optional Securities and the Canadian Optional Securities are hereinafter called the "OPTIONAL SECURITIES". The U.S. Securities, the International Securities and the Canadian Securities are collectively referred to as the "OFFERED SECURITIES".

     In connection with the issue and sale of the Offered Securities, The Toronto-Dominion Bank ("TD BANK"), which as of the date hereof owns 100% of the voting stock of the Company, will complete a reorganization (the "REORGANIZATION") of its discount brokerage operations as described in the Prospectuses (as hereinafter defined). In order to effect the Reorganization, the Company, TD Bank and certain of their respective subsidiaries will enter into the agreements listed on Schedule C hereto (the "REORGANIZATION AGREEMENTS").

     To provide for the coordination of their activities, the U.S. Underwriters, the Canadian Underwriters and the Managers have entered into an Agreement Among U.S. Underwriters, Canadian Underwriters and Managers that permits them, among other things, to sell the Offered Securities to each other for purposes of resale.

     The Company hereby agrees with the several U.S. Underwriters and the several Managers as follows:

     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several U.S. Underwriters and the several Managers that:

          (a) A registration statement (No. 333-177521) relating to the Offered Securities, including a form of prospectus relating to the U.S. Securities being offered in the U.S. Offering, has been filed with the Securities and Exchange Commission (the "COMMISSION") and either (i) has been declared effective under the Securities Act of 1933 (the "ACT") and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the "INITIAL REGISTRATION STATEMENT") has been declared effective, either (A) an additional registration statement (the "ADDITIONAL REGISTRATION
     STATEMENT") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("RULE 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement (it being understood that the International Securities and the Canadian Securities have been registered under the Act solely for the purposes of resale from time to time in the United States). If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post effective amendment to either such

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     registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("RULE 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "Effective Time" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (i) if the Company has advised the U.S. Representatives and the International Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (ii) if the Company has advised the U.S. Representatives and the International Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the U.S. Representatives and the International Representatives that it proposes to file one, "Effective Time" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "Effective Date" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("RULE 430A(b)") under the Act, is hereinafter referred to as the "INITIAL REGISTRATION STATEMENT". The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "ADDITIONAL REGISTRATION STATEMENT". The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the "REGISTRATION STATEMENTS" and individually as a "REGISTRATION STATEMENT". The form of prospectus relating to the U.S. Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(b)") under the Act or (if no such filing is required) as included in the Registration Statement, is hereinafter referred to as the "U.S. PROSPECTUS", and the form of prospectus relating to the Canadian Securities and the form of prospectus relating to the International Securities are hereinafter referred to as the "CANADIAN PROSPECTUS" and the "INTERNATIONAL PROSPECTUS", respectively; and the U.S. Prospectus, the International Prospectus and the Canadian Prospectus are hereinafter collectively referred to as the "PROSPECTUSES". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

          (b) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (i) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not

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     include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the U.S. Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the U.S. Prospectus is included, each Registration Statement and the U.S. Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and none of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and each of the U.S. Prospectus and the International Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, none of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or either of the U.S. Prospectus and the International Prospectus based upon written information furnished to the Company by any Underwriter through the applicable Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

          (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectuses; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not have, either individually or in the aggregate, a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("MATERIAL ADVERSE EFFECT").

          (d) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectuses; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not have, either individually or in the aggregate, a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects in title.

          (e) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement and the Canadian Underwriting Agreement on each Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and nonassessable and will

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     conform in all material respects to the description thereof contained in the Prospectuses; and the stockholders of the Company have no preemptive rights with respect to the Securities.

          (f) Except as disclosed in the Prospectuses, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

          (g) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act or a prospectus under Canadian securities legislation with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or qualified for distribution under the Canadian Prospectus or in any securities being registered pursuant to any other registration statement filed by the Company under the Act or being qualified for distribution under any other prospectus filed by the Company under Canadian securities legislation.

          (h) The Offered Securities have been approved for listing on The New York Stock Exchange and the Toronto Stock Exchange subject to notice of issuance and other customary conditions.

          (i) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as may be contemplated by the Reorganization Agreements in connection with the Reorganization, such as have been obtained and made under the Act and such as may be required under state securities laws or applicable Canadian securities legislation.

          (j) The execution, delivery and performance of this Agreement and the Reorganization Agreements and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, except where such breach, violation or default would not have, either individually or in the aggregate, a Material Adverse Effect, or (iii) the charter, articles or bylaws of the Company or any such subsidiary, as applicable, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement and the Canadian Underwriting Agreement.

          (k) This Agreement has been duly authorized, executed and delivered by the Company and the Canadian Underwriting Agreement has been duly authorized, executed and delivered by the Company.

          (l) Except as disclosed in the Prospectuses, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects in title that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectuses, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere

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     with the use made or to be made thereof by them.

          (m) Outside of Canada, the Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them; within Canada, the Company and its subsidiaries will, after the Reorganization, possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business to be operated by them, and no such certificates, authorities or permits are necessary for the Company to receive the economic benefits of such businesses as operated by The Toronto-Dominion Bank; neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (n) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

          (o) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "INTELLECTUAL PROPERTY RIGHTS") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (p) Except as disclosed in the Prospectuses, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that would have, either individually or in the aggregate, a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or the Canadian Underwriting Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

          (q) The financial statements included in each Registration Statement and the Prospectuses present fairly in all material respects the financial consolidated position of the Company (as defined in Note 1 to the combined financial statements) as of the dates shown and the results of its operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the assumptions used in preparing the pro forma financial statements included in each Registration Statement and the Prospectuses provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

          (r) Since the date of the latest audited financial statements included in the Prospectuses there has been no material adverse change, nor any development or event involving a prospective

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     material adverse change, in the financial condition, business, properties or results of operations of the Company and its subsidiaries taken as a whole, and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (s) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectuses, will not be an "investment company" as defined in the Investment Company Act of 1940.

          (t) The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT") or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

          (u) Except as disclosed in the Prospectuses, there are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K of the Commission.

          (v) The statements set forth under the captions "Management's Discussion and Analysis of Results of Operations and Financial Condition--Year 2000 Compliance" and "Risk Factors--Failure to Achieve Year 2000 Compliance Could Cause Significant Losses" accurately and fairly set forth the current state of the Company's efforts to address the Year 2000 problem and the risks and costs of the Company relating to the Year 2000 Problem. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, transmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

          (w) Each of the Reorganization Agreements has been duly authorized by the Company and each of the other parties thereto and conforms in all material respects to the description thereof in the Prospectuses and constitutes a valid and binding obligation of the Company and each of the other parties thereto enforceable against each of them in accordance with its terms, except to the extent that enforcement thereof may be limited by
     (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and (ii) to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (x) (i) The Company or its subsidiaries have, pursuant to the Reorganization Agreements, acquired all of the capital stock of TD Bank's U.S., United Kingdom, Australia and Hong Kong discount brokerage subsidiaries (other than capital stock issued as part of the Reorganization and set forth in the Prospectuses), and (ii) upon completion of the transactions contemplated by the Reorganization Agreements, the Company or its subsidiaries will, pursuant to such Reorganization Agreements and to the extent contemplated thereby, acquire all of the title to or adequate use of the properties and other assets (tangible and intangible) constituting TD Bank's Canadian discount brokerage operations, in each case free and clear of all material liens, charges and encumbrances and consistent with the description set forth in the Prospectuses.

         (y) The exchangeable preference shares to be issued by TD Waterhouse Investor Services (Canada) Inc., as described in the Prospectuses, have been duly authorized and, upon issue and delivery pursuant to the applicable terms of the Reorganization Agreements, will be validly

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     issued, fully paid and nonassessable.

          (z) The share of special voting preferred stock to be issued by the Company, as described in the Prospectuses, has been duly authorized and, upon issue and delivery pursuant to the applicable terms of the Reorganization Agreements, will be validly issued.

          (aa) Outside of Canada, each of the Company and its subsidiaries is duly registered as a broker-dealer, municipal securities broker or dealer, investment adviser, or transfer agent, as the case may be, in each jurisdiction wherein the conduct of its business requires such registration, and each of the Company and its subsidiaries is in compliance in all material respects with all applicable laws rules, regulations, orders, by-laws and similar requirements in connection with such registrations, except to the extent that the failure to be so registered or be in compliance would not have a Material Adverse Effect. Within Canada, each of the Company and its subsidiaries will be duly registered as a broker-dealer, municipal securities broker-dealer, investment adviser or transfer agent, as the case may be, in each jurisdiction wherein the conduct of its business, upon completion of the Reorganization, will require such registration, and neither the Company nor any of its subsidiaries will require any such registration as of the Closing Date.

          (bb) The Company and its subsidiaries are members in good standing of the associations and exchanges indicated in the Prospectuses, the Company's U.S. brokerage and clearing subsidiaries are registered as a broker-dealer with the Commission and in all 50 states, the District of Columbia and Puerto Rico and the Company's Canadian brokerage subsidiaries are registered as an investment dealer in all provinces and territories in Canada, in each case except to the extent that the failure to be in good standing or be so registered would not have a Material Adverse Effect.

     3. Purchase, Sale and Delivery of U.S. Offered Securities and International Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the U.S. Underwriters and the Managers, and the U.S. Underwriters and the Managers agree, severally and not jointly, to purchase from the Company, at a purchase price of U.S.$ o per share, the respective numbers of shares of U.S. Firm Securities and International Firm Securities set forth opposite the names of the U.S. Underwriters and the Managers in Schedules A and B hereto, as applicable.

     The Company will deliver the U.S. Firm Securities and International Firm Securities, as applicable, to the applicable U.S. Representatives and International Representatives for the accounts of the U.S. Underwriters and the Managers, against payment of the purchase price in U.S. dollars in Federal (same day) funds by official wire transfer to an account at a bank acceptable to CSFBC at the office of Cravath, Swaine & Moore, at 9:00 A.M., New York time, on June 28, 1999, or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, as applicable, such time being herein referred to as the "FIRST CLOSING DATE". For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the U.S. Offering and the International Offering, respectively. The certificates for the U.S. Firm Securities and the certificates for the International Firm Securities will each be in definitive form, in such denominations and registered in such names as the applicable U.S. Representatives and International Representatives request and will be made available for checking and packaging at the above office at least 24 hours prior to the First Closing Date.

     In addition, upon written notice from the U.S. Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Prospectuses, the U.S. Underwriters may purchase

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all or less than all of the U.S. Optional Securities and the Managers may
purchase all or less than all of the International Optional Securities at the purchase price per Security to be paid for the corresponding U.S. Firm Securities and the International Firm Securities. The U.S. Optional Securities and the International Optional Securities to be purchased by the U.S. Underwriters and the Managers, respectively, on any Optional Closing Date shall be in the same proportion to all the U.S. Optional Securities and the International Optional Securities to be purchased by the U.S. Underwriters and the Managers, respectively, on such Optional Closing Date as the U.S. Firm Securities bear to all the Firm Securities and the International Firm Securities bear to all the Firm Securities.

     The Company agrees to sell to the U.S. Underwriters and the Managers such U.S. Optional Securities and International Optional Securities and the U.S. Underwriters and the Managers agree, severally and not jointly, to purchase such U.S. Optional Securities and International Optional Securities. Such U.S. Optional Securities or International Optional Securities, as the case may be, shall be purchased for the account of each U.S. Underwriter or Manager, as applicable, in the same proportion as the number of shares of U.S. Firm Securities or International Firm Securities, as applicable, set forth opposite such U.S. Underwriter's or Manager's name bears to the total number of shares of U.S. Firm Securities or International Firm Securities (subject to adjustment by CSFBC to eliminate fractions), as the case may be, and may be purchased by the U.S. Underwriters and Managers only for the purpose of covering overallotments made in connection with the sale of the U.S. Firm Securities and International Firm Securities. No U.S. Optional Securities or International Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the U.S. Optional Securities and International Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the U.S. Representatives on behalf of the U.S. Underwriters and the Managers to the Company. It is understood that the U.S. Representatives are authorized to make payment for and accept delivery of such U.S. Optional Securities and International Optional Securities on behalf of the U.S. Underwriters and the Managers pursuant to the terms of the U.S. Representatives' instructions to the Company.

     Each time for the delivery of and payment for the U.S. Optional Securities and International Optional Securities (being herein referred to as an "OPTIONAL CLOSING DATE"), which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by CSFBC but shall be not later than five full business days after written notice of election to purchase U.S. Optional Securities or International Optional Securities is given. The Company will deliver the applicable U.S. Optional Securities or International Optional Securities being purchased on each Optional Closing Date to the applicable U.S. Representatives or the applicable International Representatives for the accounts of the several U.S. Underwriters and Managers, as the case may be, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the applicable Representatives, at the office of Cravath, Swaine & Moore. The certificates for the U.S. Optional Securities and the International Optional Securities will each be in definitive form, in such denominations and registered in such names as the applicable Representatives request upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office, at a reasonable time in advance of such Optional Closing Date.

     4. Offerings by U.S. Underwriters and Managers. It is understood that the several U.S. Underwriters and the several Managers propose to offer the U.S. Securities and the International Securities for sale to the public as set forth in the U.S. Prospectus and the International Prospectus.

     5. Certain Agreements of the Company. The Company agrees with the several U.S. Underwriters and several Managers that:

          (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the U.S. Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSFBC, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement. The Company will advise CSFBC promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the U.S. Offered Securities or the International Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time either Prospectus is printed and distributed to any U.S. Underwriter or any Manager, or will make such filing at such later date as shall have been consented to by CSFBC.

          (b) The Company will advise CSFBC promptly of any proposal to amend or supplement the Initial Registration Statement, the Additional Registration Statement (if any) or any of the Prospectuses and will not effect such amendment or supplementation without CSFBC's prior consent, which consent shall not be unreasonably withheld; and the Company will also advise CSFBC promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or any of the Prospectuses and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the U.S. Offered Securities or the International Offered Securities is required to be delivered under the Act in connection with sales by any U.S. Underwriter, Manager or dealer, any event occurs as a result of which either or both of the U.S. Prospectus and the International Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend either or both of the U.S. Prospectus and the International Prospectus to comply with the Act, the Company will promptly notify CSFBC of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFBC's consent to, nor the U.S. Underwriters' or the Managers' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in
     Section 6.

          (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

          (e) The Company will furnish to the Representatives copies of the Registration Statement (four of which will be signed and will include all exhibits), each preliminary prospectus relating to the Offered Securities, and, so long as a prospectus relating to the U.S. Offered Securities and the International Offered Securities is required to be delivered under the Act in connection with sales by any U.S. Underwriter, Manager or dealer, the U.S. Prospectus and the International Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFBC requests. The Prospectuses shall be so furnished in New York City on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

          (f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States and Canada as CSFBC designates and will continue such qualifications in effect so long as required for the distribution.

          (g) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act, or mailed to stockholders of the Company, and (ii) from time to time, such other information concerning the Company as CSFBC may reasonably request.

          (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) in connection with qualification of the U.S. Securities and the International Securities for sale under the laws of such jurisdictions as CSFBC designates and the printing of memoranda relating thereto, for the filing fee incidental to, and the reasonable fees and disbursements of counsel to the U.S. Underwriters and the Managers in connection with, the review by the National Association of Securities Dealers, Inc. of the U.S. Offered Securities and the International Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the U.S. Offered Securities and the International Offered Securities and for expenses incurred in distributing preliminary prospectuses and the U.S. Prospectus and the International Prospectus (including any amendments and supplements thereto) to the U.S. Underwriters and the Managers.

          (i) No action has been or, prior to the completion of the distribution of the Offered Securities, will be taken by the Company in any jurisdiction outside the United States and Canada that would permit a public offering of the Offered Securities, or possession or distribution of the International Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus issued in connection with the offering of the Offered Securities, or any other offering material, in any country or jurisdiction where action for that purpose is required.

          (j) For a period of 180 days after the date of the initial public offering of the Offered Securities, the Company and TD Bank will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the U.S. Representatives except for grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Securities pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof or issuances of Securities in connection with the exchange of Exchangeable Preference Shares of TD Waterhouse Investor Services (Canada) Inc.

     6. Conditions of the Obligations of the U.S. Underwriters and the Managers. The obligations of the several U.S. Underwriters and the several Managers to purchase and pay for the U.S. Firm Securities and the International Firm Securities on the First Closing Date and the U.S. Optional Securities and the International Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) The U.S. Representatives, the International Representatives and the Canadian Underwriters shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of PricewaterhouseCoopers LLP confirming that they are independent accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

               (i) in their opinion the financial statements audited by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

               (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Registration Statements;

               (iii) on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                     (A) the unaudited financial statements included in the
                Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                     (B) the unaudited consolidated total revenues, total
                expenses and net income amounts for the six-month periods ended April 30, 1999 and 1998 included in the Prospectuses do not agree with the amounts set forth in the unaudited consolidated financial statements for those same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                     (C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated total assets, as compared with amounts shown on the latest balance sheet included in the Prospectuses; or

                     (D) for the period from the closing date of the latest
                income statement included in the Prospectuses to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated total revenues, total expenses and or net income, except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectuses disclose have occurred or may occur or which are described in such letter; and

               (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company (as defined in Note 1 to the combined financial statements) and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, "Registration Statements" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration is subsequent to such execution and delivery, "Registration Statements" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "Prospectuses" shall mean the U.S. Prospectus, the International Prospectus and the Canadian Prospectus.

          (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFBC. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by CSFBC. If the Effective Time of the Initial Registration

     Statement is prior to the execution and delivery of this Agreement, each of the U.S. Prospectus and the International Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and
     Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, the U.S. Representatives or International Representatives, shall be contemplated by the Commission.

          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) a change in U.S., Canadian or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters (including the Representatives), be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market, or (ii)(A) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters (including the Representatives) is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (B) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating agency or organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (C) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or the Toronto Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the overthecounter market; (D) any banking moratorium declared by U.S. Federal, Canadian or New York authorities; or (E) any outbreak or escalation of major hostilities in which the United States or Canada is involved, any declaration of war by the U.S. Congress, the Canadian Parliament or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters (including the Representatives), the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the U.S. Offered Securities and the International Offered Securities.

          (d) The U.S. Representatives, the International Representatives and the Canadian Underwriters shall have received an opinion, dated such Closing Date, of Simpson Thacher & Bartlett, counsel for the Company, to the effect that:

               (i) The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware, and has full corporate power and authority to own its properties and conduct its business as described in the Prospectuses;

               (ii) Each of the Company's U.S. subsidiaries has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the jurisdiction of its incorporation, and has full corporate power and authority to own its properties and conduct its business as described in the Prospectuses;

               (iii) All outstanding shares of the Company's Common Stock, including the Offered Securities, have been duly authorized, and all outstanding shares of the Company's Common Stock have been and, upon payment and delivery in accordance with the Underwriting Agreements, the Offered Securities will be validly issued, fully paid and nonassessable;

               (iv) The statements made in the Prospectuses insofar as they purport to constitute summaries of the terms of the Company's capital stock (including the Offered Securities), constitute accurate summaries of the terms of such capital stock in all material respects;

               (v) There are no preemptive rights with respect to the Offered Securities pursuant to the Company's charter or by-laws or any agreement or other instrument known to such counsel;

               (vi) To such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities to be registered pursuant to the Registration Statement;

               (vii) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectuses, will not be an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended;

               (viii) No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or, to our knowledge, any federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law is required for the issue and sale of the Offered Securities by the Company and the compliance by the Company with all the provisions of this Agreement, except such as may be contemplated by the Reorganization Agreements in connection with the Reorganization, the registration under the Act and the Exchange Act of the Offered Securities, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Underwriters;

               (ix) The execution, delivery and performance of this Agreement, the Canadian Underwriting Agreement and the Reorganization Agreements and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or any federal or New York court or any Delaware court acting pursuant to the Delaware General Corporation Law, or (ii) any agreement or instrument known to such counsel to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, except where such breach, violation or default would not have, either individually or in the aggregate, a Material Adverse Effect, or (iii) the charter or bylaws of the Company or such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement and the Canadian Underwriting Agreement;

               (x) The Initial Registration Statement has become effective under the Act as of the date and time specified in such opinion, the Additional Registration Statement (if any) was filed and became effective under the Act as of the date and time (if determinable) specified in such opinion, the U.S. Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Initial Registration Statement or the Additional Registration Statement (as the case may be), and, to the knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement has been issued or proceedings for that purpose have been instituted or threatened by the Commission, and each Registration Statement and the U.S. Prospectus and each amendment or supplement thereto, as of their respective effective or issue dates, complied with as to form in all material respects with the requirements of the Act and the Rules and Regulations; such counsel have no reason to believe that any part of a Registration Statement or any amendment thereto, as of its effective date or the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that any Prospectus or any amendment or supplement thereto, as of its issue date or the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; the descriptions and statements made in the Registration Statements and Prospectuses, insofar as they purport to constitute summaries of the terms of New York or federal statutes, the Delaware General Corporate Law, rules and regulations thereunder or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, contracts and other documents or such legal and governmental proceedings in all material respects; and to such counsel's knowledge, there are not any legal or governmental proceedings required to be described in a Registration Statement or the Prospectuses which are not described as required or any contracts or documents of a character required to be described in a Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statements or the Prospectuses;

               (xi) This Agreement and the Canadian Underwriting Agreement have been duly authorized, executed and delivered by the Company;

               (xii) Each of the Reorganization Agreements to which the Company is a party has been duly authorized, executed and delivered by the Company;

               (xiii) Each of the Reorganization Agreements to which the Company is a party has been duly authorized by the Company and conforms in all material respects to the description thereof in the Prospectuses, constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and (ii) to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

               (xiv) The statements made in the Prospectuses, insofar as they purport to constitute summaries of the terms of the Reorganization Agreements, constitute accurate summaries of the terms of such documents in all material respects; and

               (xv) (i) The Company or its subsidiaries have, pursuant to the Reorganization Agreements, acquired all of the capital stock of TD Bank's U.S., United Kingdom, Australia and Hong Kong discount brokerage subsidiaries (other than capital stock issued as part of the Reorganization and set forth in the Prospectuses), and (ii) upon completion of the transactions contemplated by the Reorganization Agreements, the Company or its subsidiaries will, pursuant to such Reorganization Agreements and to the extent contemplated thereby, acquire all of the title to or adequate use of the properties and other assets (tangible and intangible) constituting TD Bank's Canadian discount brokerage operations.

          (e) The U.S. Representatives, the International Representatives and the Canadian Underwriters shall have received an opinion, dated such Closing Date, of Richard H. Neiman, general counsel for the Company, to the effect that:

               (i) The Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in the U.S. in which its ownership or lease of property or the conduct of its business requires such qualification;

               (ii) Solely with respect to the operations of the Company and its subsidiaries conducted in the United States, there are no pending actions, suits or proceedings against or affecting the Company, any of its U.S. subsidiaries or any of their respective properties that would have, either individually or in the aggregate, a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the Canadian Underwriting Agreement or the Reorganization Agreements, or which are otherwise material in the context of the sale of the Offered Securities; and, to such counsel's knowledge, no such actions, suits or proceedings are threatened;

               (iii) The Company and its U.S. subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its U.S. subsidiaries, would individually or in the aggregate have a Material Adverse Effect;

               (iv) Each of the Company and its U.S. subsidiaries which is required to be licensed or registered as such is duly licensed registered as a broker-dealer, municipal securities broker or dealer, investment adviser, or transfer agent, as the case may be, in each U.S. jurisdiction wherein the conduct of its business requires such licensing or registration, and to the best of such counsel's knowledge each of the Company and its U.S. subsidiaries is in compliance in all material respects with all applicable laws rules, regulations, orders, by-laws and similar requirements in connection with such licenses and registrations, except to the extent that the failure to be so registered or be in compliance would not have a Material Adverse Effect; and

               (v) The Company and its U.S. subsidiaries are members in good standing of the associations and exchanges indicated in the Prospectuses, the Company's U.S. brokerage and clearing subsidiaries are registered as a brokerdealer with the Commission and in all 50 states, the District of Columbia and Puerto Rico, in each case except to the extent that the failure to be in good standing or be so registered would not have Material Adverse Effect.

          (f) The U.S. Representatives, the International Representatives and the Canadian Underwriters shall have received an opinion, dated such Closing Date, of McCarthy Tetrault, special Canadian counsel for the Company, to the effect that:

               (i) Each of the Company's subsidiaries outside of the U.S. has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the jurisdiction of its incorporation, and has full corporate power and authority to own its properties and conduct its business as described in the Prospectuses;

               (ii) No consent, approval, authorization, order, registration or qualification of or with any Canadian governmental agency or body, to our knowledge, any Canadian federal or provincial court is required for the issue and sale of the Offered Securities by the Company and the compliance by the Company with all the provisions of this Agreement and the Canadian Underwriting Agreement, except such as may be contemplated by the Reorganization Agreements in connection with the Reorganization, the registration under the Securities Act (Ontario) of the Offered Securities, and such consents, approvals, authorizations, registrations or qualifications as may be required under territorial or provincial securities laws in connection with the purchase and distribution of the Offered Securities by the Underwriters;

               (iii) The execution, delivery and performance of this Agreement, the Canadian Underwriting Agreement and the Reorganization Agreements and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any provincial or territorial governmental agency or body in Canada or any court of any Canadian province or territory, or (ii) any agreement or instrument known to such counsel to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, except where such breach, violation or default would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, or (iii) the charter or bylaws of the Company or such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by the Agreement and the Canadian Underwriting Agreement;

               (iv) Each of the Reorganization Agreements to which TD Bank and TD Waterhouse Investor Services (Canada) Inc. is a party has been duly authorized, executed and delivered by TD Bank and TD Waterhouse Investor Services (Canada) Inc., respectively;

               (v) Each of the Reorganization Agreements to which TD Bank and TD Waterhouse Investor Services (Canada) Inc. are a party has been duly authorized by TD Bank and TD Waterhouse Investor Services (Canada) Inc. and conforms in all material respects to the description thereof in the Prospectuses, constitutes a valid and binding obligation of TD Bank and TD Waterhouse Securities (Canada) Inc. enforceable against each of them in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and (ii) to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

               (vi) The Canadian Underwriting Agreement constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms except as certain provisions may be limited by applicable laws. The terms and conditions thereof required to be complied with or fulfilled by the Company prior to the purchase by the Canadian Underwriters of the Canadian Firm Securities or the Canadian Optional Securities, as the case may be, have been complied with or fulfilled.

               (vii) All necessary documents and proceedings have been filed and taken and all other legal requirements have been fulfilled under the laws of each of the provinces and territories of Canada to qualify the Offered Securities to be offered and sold to the public in each province and territory of Canada by or through registrants, investment dealers or brokers registered under applicable legislation of such provinces who have complied with the relevant provisions of such legislation.

               (viii) The Toronto Stock Exchange and The New York Stock Exchange have listed the Offered Securities and conditionally approved the posting for trading of the Offered Securities at the opening of trading on the First Closing Date.

               (ix) The statements contained in the Canadian Prospectus under the heading "Canadian Federal Income Tax Considerations" are a fair summary of the principal Canadian federal income tax considerations generally applicable to purchasers of Offered Securities who are resident in Canada.

               (x) The Offered Securities are, at the Closing Date, eligible investments under the statutes listed in the Canadian Prospectus, subject to compliance with the prudent investor standards and the general provisions and restrictions of the statutes (and, where applicable, the regulations thereunder) and, in certain cases subject to satisfaction of additional requirements relating to investments or lending policies or goals and, in certain cases, the filing of such policies or goals.

          (g) The U.S. Representatives, International Representatives and the Canadian Underwriters shall have received an opinion, dated such Closing Date, of Christopher A. Montague, general counsel for TD Bank, to the effect that:

               (i) Solely with respect to the operations of the Company and its subsidiaries conducted outside of the United States, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that would have, either individually or in the aggregate, a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the Canadian Underwriting Agreement or the Reorganization Agreements, or which are otherwise material in the context of the sale of the Offered Securities; and, to such counsel's knowledge, no such actions, suits or proceedings are threatened;

               (ii) No consent, approval, authorization, order, registration or qualification of or with any governmental agency or body outside of the U.S. or Canada acting pursuant to any applicable law outside of the U.S. and Canada is required for the issue and sale of the Offered Securities by the Company and the compliance by the Company with all the provisions of this Agreement and the Canadian Underwriting Agreement, except such as may be contemplated by the Reorganization Agreements in connection with the Reorganization, the registration under any foreign securities act, and such consents, approvals, authorizations, registrations or qualifications as may be required under securities laws outside the U.S. and Canada in connection with the purchase and distribution of the Offered Securities by the Underwriters;

               (iii) The execution, delivery and performance of this Agreement, the Canadian Underwriting Agreement and the Reorganization Agreements and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any statute, any rule, regulation or order of any governmental agency or body outside the U.S. or Canada or any governmental agency or body acting pursuant to laws outside of the U.S. and Canada, or (ii) any agreement or instrument known to such counsel to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, except where such breach, violation or default would not have, either individually or in the aggregate, a Material Adverse Effect, or (iii) the charter or bylaws of the Company or such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement and the Canadian Underwriting Agreement;

               (iv) Each of the Company and its subsidiaries outside of the U.S. which is required to be licensed or registered as such is duly licensed registered as a broker-dealer, municipal securities broker or dealer, investment adviser, or transfer agent, as the case may be, in each jurisdiction outside of the U.S. wherein the conduct of its business requires such licensing or registration, and to the best of such counsel's knowledge each of the Company and its subsidiaries outside of the U.S. is in compliance in all material respects with all applicable laws rules, regulations, orders, by-laws and similar requirements in connection with licenses and such licenses and registrations, except to the extent that the failure to be so registered or be in compliance would not have a Material Adverse Effect;

               (v) The Company and its subsidiaries outside of the U.S. are members in good standing of the associations and exchanges indicated in the Prospectuses, the Company's Canadian brokerage subsidiaries are registered as an investment dealer in all provinces and territories in Canada, and the Company's United Kingdom, Australia and Hong Kong subsidiaries are registered as an investment dealer in all jurisdictions in the United Kingdom, Australia or Hong Kong, as the case may be, in each case except to the extent that the failure to be in good standing or be so registered would not have Material Adverse Effect; and

               (vi) The subsidiaries of the Company outside of the U.S. possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the revocation or modification of any such certificate, authority or permit that, if determined adversely to any the subsidiaries of the Company outside of the U.S., would individually or in the aggregate have a Material Adverse Effect.

          (h) The U.S. Representatives, the International Representatives and the Canadian Underwriters shall have received from Cravath, Swaine & Moore, U.S. counsel for the Underwriters and Tory Tory DesLauriers and Binnington, Canadian counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectuses and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (i) The U.S. Representatives, the International Representatives and the Canadian Underwriters shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time any Prospectus was printed and distributed to any Underwriter; and, subsequent to the date of the most recent financial statements in the Prospectuses, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectuses or as described in such certificate.

          (j) The U.S. Representatives, the International Representatives and the Canadian Underwriters shall have received a letter, dated such Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

          (k) On the Closing Date, the Canadian Underwriters shall have purchased the Canadian Securities pursuant to the Canadian Underwriting Agreement.

          (l) The Company shall have filed an application and received approval for the listing, subject to customary conditions, of the Offered Securities with The New York Stock Exchange and the Toronto Stock Exchange and has paid the required fees.

     The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. CSFBC may in its sole discretion waive on behalf of the U.S. Underwriters and the Managers compliance with any conditions to the obligations of the U.S. Underwriters and the Managers hereunder, whether in respect of an Optional Closing Date or otherwise.

     7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each U.S. Underwriter and Manager, its partners, directors and officers and each person, if any, who controls such U.S. Underwriter or Manager within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such U.S. Underwriter or Manager may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, either of the U.S. Prospectus and the International Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each U.S. Underwriter or Manager for any legal or other expenses reasonably incurred by such U.S. Underwriter or Manager in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter or Manager through the applicable U.S. Representative or International Representative specifically for use therein, it being understood and agreed that the only information furnished by any U.S. Underwriter or Manager consists of the information described as such in subsection (b) below; provided, however, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection
(a) shall not inure to the benefit of any Underwriter to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Offered Securities to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented in any case where such delivery is required by the Act if (i) the Company had previously furnished copies thereof in sufficient quantity to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was identified at such time to such Underwriter and corrected in the Prospectus or in the Prospectus as then amended or supplemented and (ii) such failure to give or send such final Prospectus by the Closing Date to the party or parties asserting such loss, liability, claim, damage or expense would have constituted the sole defense to the claim asserted by such person.

     Insofar as the foregoing indemnity agreement, or the representations and warranties contained in Section 2(b), may permit indemnification for liabilities under the Act of any person who is a U.S. Underwriter or Manager or a partner or controlling person of a U.S. Underwriter or Manager within the meaning of Section 15 of the Act and who, at the date of this Agreement, is a director, officer or controlling person of the Company, the Company has been advised that in the opinion of the Commission such provisions may contravene Federal public policy as expressed in the Act and may therefore be unenforceable. In the event that a claim for indemnification under such agreement or such representations and warranties for any such liabilities (except insofar as such agreement provides for the payment by the Company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such a person, the Company will submit to a court of appropriate jurisdiction (unless in the opinion of counsel for the Company the matter has already been settled by controlling precedent) the question of whether or not indemnification by it for such liabilities is against public policy as expressed in the Act and therefore unenforceable, and the Company will be governed by the final adjudication of such issue.

     (b) Each U.S. Underwriter and Manager will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter or Manager through the U.S. Representatives or International Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any U.S. Underwriter or Manager consists of the statements with respect to the public offering of the Offered Securities on the cover page of and in the fifth, sixth, eighth, ninth and fifteenth paragraphs under, the caption "Underwriting" in the Prospectuses furnished on behalf of each U.S. Underwriter or Manager.

     (c)  Promptly after receipt by an indemnified party under this Section or
Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above or Section 9, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above or
Section 9. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section or Section 9, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the U.S. Underwriters and the Managers on the other from the offering of the U.S. Offered Securities and the International Offered Securities, respectively, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the U.S. Underwriters and the Managers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the U.S. Underwriters and the Managers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the U.S. Offered Securities and the International Offered Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the U.S. Underwriters and the Managers, respectively. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the U.S. Underwriters and the Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no U.S. Underwriter or Manager shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Offered Securities or the International Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter or Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The U.S. Underwriters' obligations and the Managers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Company under this Section and Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any U.S. Underwriter or Manager or the QIU (as hereinafter defined) within the meaning of the Act; and the obligations of the U.S. Underwriters and the Managers under this Section shall be in addition to any liability which the respective U.S. Underwriters and Managers may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

     8. Default of U.S. Underwriters and Managers. If one or more U.S. Underwriters or Managers default in their obligations to purchase U.S. Securities or International Securities hereunder on any Closing Date and the aggregate number of shares of U.S. Securities or International Securities that such defaulting U.S. Underwriters or Managers agreed but failed to purchase does not exceed 10% of the total number of shares of U.S. Securities or International Securities, as applicable, that the U.S. Underwriters or Managers are obligated to purchase on such Closing Date, the U.S. Representatives or International Representatives may make arrangements satisfactory to the Company for the purchase of such U.S. Offered Securities or International Securities by other persons, including any of the U.S. Underwriters or the Managers, but if no such arrangements are made by such Closing Date the non-defaulting U.S. Underwriters or Managers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the U.S. Securities or the International Securities that such defaulting U.S. Underwriters or Managers agreed but failed to purchase on such Closing Date. If one or more U.S. Underwriters or Managers so default and the aggregate number of shares of U.S. Securities or International Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of U.S. Securities or International Securities, as applicable, that the U.S. Underwriters or Managers are obligated to purchase on such Closing Date and arrangements satisfactory to the applicable Representatives and the Company for the purchase of such U.S. Offered Securities or International Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting U.S. Underwriter or Manager or the Company, except as provided in Section 10 (provided that if such default occurs with respect to the U.S. Optional Securities or International Optional Securities after the First Closing Date, this Agreement will not terminate as to the U.S. Firm Securities or International Firm Securities or any U.S. Optional Securities or International Optional Securities purchased prior to such termination). As used in this Agreement, the terms "U.S. Underwriter" and "Manager" include any person substituted for a U.S. Underwriter or Manager under this Section. Nothing herein will relieve a defaulting U.S. Underwriter or Manager from liability for its default.

     9. Qualified Independent Underwriter. The Company hereby confirms that at its request CSFBC has without compensation acted as "qualified independent underwriter" (in such capacity, the "QIU") within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. in connection with the offering of the Offered Securities. The Company will indemnify and hold harmless the QIU against any losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, in such capacity, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the QIU's acting (or alleged failing to act) as such "qualified independent underwriter" and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

     10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several U.S. Underwriters and the several Managers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any U.S. Underwriter, Manager, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the U.S. Securities and the International Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the U.S. Securities or the International Securities by the U.S. Underwriters or the Managers is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, the U.S. Underwriters and the Managers pursuant to Section 7 and the obligations of the Company pursuant to Section 9 shall remain in effect and if any U.S. Securities or any International Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the U.S. Securities or the International Securities by the U.S. Underwriters or Managers, respectively, is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (C), (D) or (E) of Section 6(c)(ii), the Company will reimburse the U.S. Underwriters or the Managers, as applicable, for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the U.S. Securities and the International Securities.

     11. Notices. All communications hereunder will be in writing and, if sent to the U.S. Underwriters, will be mailed, delivered or telegraphed and confirmed to: (a) the U.S. Representatives, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:
Investment Banking Department - Transactions Advisory Group; (b) to the International Representatives c/o Credit Suisse First Boston (Europe) Limited at One Cabot Square, London E14 4QJ England, Attention: Company Secretary; and
(c) if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at TD Waterhouse Securities, Inc., 100 Wall Street, New York, N.Y., Attention: General Counsel; provided, however, that any notice to a U.S. Underwriter or Manager pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such U.S. Underwriter or Manager.

     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

     13. Representation of U.S. Underwriters and Managers. The U.S. Representatives will act for the several U.S. Underwriters and the International Representatives will act for the several Managers, in each case in connection with this financing. Any action under this Agreement taken by the U.S. Representatives jointly or by CSFBC will be binding upon all the U.S. Underwriters. Any action under this Agreement taken by the International Representatives will be binding upon all the Managers.

     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     15. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with the U.S. Representatives' and the International Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company, the several U.S. Underwriters and the several Managers in accordance with its terms.

                                  Very truly yours,

                                  TD WATERHOUSE GROUP, INC.,

                                    by

                                       Name:
                                       Title:


The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

The U.S. Underwriters

     CREDIT SUISSE FIRST BOSTON CORPORATION
     TD SECURITIES (USA) INC.


     By:  CREDIT SUISSE FIRST BOSTON CORPORATION

     by
     Name:
     Title:

     Acting on behalf of themselves and as the Representatives of the several U.S.
     Underwriters named in Schedule A hereto.



The International Underwriters

     CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
     THE TORONTO-DOMINION BANK


     By: CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED

     by
     Name:

     Title:

 Acting on behalf of themselves and as the Representatives of the several Managers named in Schedule B hereto.

                                   SCHEDULE A




                                                                 NUMBER OF
             UNDERWRITER                                   U.S. FIRM SECURITIES

Credit Suisse First Boston Corporation
TD Securities (USA) Inc
Goldman, Sachs & Co
Salomon Smith Barney Inc
Morgan Stanley & Co. Incorporated














                                                         ___________________
Total                                                         20,800,000
                                                         ====================

                                   SCHEDULE B





                                                                   NUMBER OF
               INTERNATIONAL UNDERWRITER                 INTERNATIONAL FIRM SECURITIES
-------------------------------------------------------  -----------------------------

Credit Suisse First Boston (Europe) Limited
The Toronto-Dominion Bank
Goldman Sachs International
Salomon Brothers International Limited
Morgan Stanley & Co. International Limited
ABN AMRO Rothschild
Deutsche Bank AG London
UBS AG, acting through its division Warburg Dillon Read









                                                              __________________
     Total                                                        3,200,000
                                                              ==================

                                   SCHEDULE C

                           REORGANIZATION AGREEMENTS

     1. Transfer and Assumption Agreement between The Toronto-Dominion Bank and TD Waterhouse Securities (Canada), Inc.

     2. Transfer and Assumption Agreement between TD Securities Inc. and TD Waterhouse Securities (Canada), Inc.

     3. Support and Exchange Agreement between TD Waterhouse Group, Inc. and TD Waterhouse Securities (Canada), Inc.

     4. Share Transfer Agreement between The Toronto-Dominion Bank and TD Waterhouse Group, Inc.

     5. Master Services Agreement between The Toronto-Dominion Bank and TD Waterhouse Group, Inc.

                                                                       EXHIBIT A



                                                                   June 22, 1999


CREDIT SUISSE FIRST BOSTON CORPORATION
TD SECURITIES (USA) INC.
As Representatives of the several U.S. Underwriters
   c/o CREDIT SUISSE FIRST BOSTON CORPORATION
   Eleven Madison Avenue
   New York, NY 10010

CREDIT SUISSE FIRST BOSTON SECURITIES CANADA, INC.
TD SECURITIES INC.
   As Representatives of the several Canadian  Underwriters
   c/o CREDIT SUISSE FIRST BOSTON SECURITIES CANADA INC.
   First Canadian Place, Suite 3000
   P.O. Box 301
   Toronto, Ontario  M5X 1C9

CREDIT SUISSE FIRST BOSTON (Europe) LIMITED
THE TORONTO-DOMINION BANK
   As Representative of the several Managers
   c/o CREDIT SUISSE FIRST BOSTON (Europe) LIMITED
   One Cabot Square
   London, England E14 4QJ

Dear Sirs:

     As an inducement to the U.S. Underwriters, the Canadian Underwriters and the International Managers to execute, respectively, the U.S. and International Underwriting Agreement and the Canadian Underwriting Agreement (collectively, the "Underwriting Agreements"), pursuant to which an offering will be made of the Common Stock, $0.01 par value per share (the "Securities") of TD Waterhouse Group, Inc. (the "Issuer"), the undersigned hereby agrees that, for a period of 180 days after the date of the Underwriting Agreements (the "Applicable Period") to which you are or expect to become parties, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or (except pursuant to agreements executed on or prior to the date hereof) arrange to have declared effective during the Applicable Period a registration statement under the Securities Act covering the sale by the undersigned of (a) any shares of Common Stock of the Issuer or any other capital stock of the Issuer or (b) any other securities which are convertible into, or exercisable or exchangeable for, Common Stock or other capital stock of the Issuer (collectively, "Derivative Securities"), without the prior written consent of Credit Suisse First Boston Corporation and TD Securities
(USA) Inc., except that the foregoing restrictions shall not apply to, in the case of the Issuer, grants of stock options with respect to its Common Stock to its officers, directors and employees and issuances of Common Stock in connection with the exercise of such stock options, and in connection with the exchange of exchangeable preference shares of TD Waterhouse Securities (Canada) Inc.

     In furtherance of the foregoing, the Issuer and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

                                                                       EXHIBIT A

                                         Very truly yours,


     This Agreement shall be binding on the undersigned and its respective successors and assigns. This Agreement shall lapse and become null and void if the public offering shall not have occurred on or before the date that is o days after the date of this Agreement.